Exhibit 10.4

STOCK APPRECIATION RIGHT AGREEMENT

EAGLE BANCORP, INC.

2006 STOCK PLAN

A STOCK APPRECIATION RIGHT (“SAR”) for an aggregate of                shares of Common Stock (the “Award Shares”), par value $.01 per share, of Eagle Bancorp, Inc. (the “Company”), is hereby granted to                                              (the “Participant”), at an exercise price of $                   per share (the “Exercise Price”), in accordance with, and subject to the provisions of the Company’s 2006 Stock Plan (the “Plan”), which was adopted by the Company and which is incorporated by reference herein, receipt of which is hereby acknowledged. Capitalized terms used but not defined herein have the meaning ascribed to them in the Plan.

Vesting. This SAR shall vest and become exercisable in full on December 31, 20    , subject to acceleration or earlier vesting in whole or in part in accordance with the provisions of the Plan.

Term.  Subject to earlier termination in accordance with the provisions of the Plan or this Agreement, shall be exercisable until             , 20     (the “Termination Date”), provided, however, that in the event of acceleration of vesting in accordance with the provisions of the Plan, this SAR shall be exercisable until the earlier of (i) the Termination Date or (ii) the date which is 45 days after the date of the event resulting in the acceleration of vesting.

Exercise and Payment of Appreciation.  Subject to the provisions of the Plan and the provisions of this Agreement, upon exercise of all or a portion of this SAR, the Participant shall be paid an amount equal to the excess of the then current Market Value of the Common Stock over the Exercise Price (the “Appreciation”) multiplied by the number of Award Shares with respect to which this SAR is exercised (the “SAR Amount”). The SAR Amount shall be paid only in shares of Common Stock valued at Market Value as of the date of exercise, and in no event shall the number of shares of Common Stock issued in payment of the Appreciation or Share Amount exceed the number of Award Shares.  The number of shares of Common Stock subject to issuance in payment of the SAR Amount shall be determined by dividing the SAR Amount by the Market Value as of the date of exercise and eliminating any fractional share.  No fractional shares shall be issued in connection with an exercise, and a Participant shall not be entitled to receive any payment of cash in lieu of such fractional shares or any alternative consideration or payment in respect thereof.

In the event of the Death, Disability or Retirement of Participant, this SAR may be exercised only for that number of Award Shares as bears the same relation to the total number of Award Shares as the period of service from the date of grant to the date of Death, Disability or Retirement bears to the period from the date of grant to December 31, 2008, in any event subject to the provisions of the Plan.

Following exercise of this SAR in full (or to the extent vested), and payment of the SAR Amount with respect to all vested Award Shares, the Participant shall have no further rights hereunder, notwithstanding the fact that the number of shares of Common Stock issued in payment of the Share Amount with respect to all award Shares is less than the number of Award Shares.

Method of Exercise.  This SAR shall be exercisable by a written notice by the Participant, which shall:

(a)          State the election to exercise the SAR, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(b)         Contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock, or other matters as may be satisfactory to the Committee;

(c)          Be signed by the person or persons entitled to exercise the SAR and, if the SAR is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the SAR; and

(d)         Be in writing and delivered in person or by registered or certified mail to the Treasurer of the Company.

Restrictions on Exercise.  This SAR may not be exercised if the issuance of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.  As a condition to the Participant’s exercise of this SAR, the Company may require the person exercising this SAR to make any representation and warranty to the Company as may be required by any applicable law or regulation.

This SAR may be exercised only if the Participant has maintained Continuous Service with the Company or an Affiliate from the date of grant hereof through the date of exercise, except that in the event of the Death, Disability or Retirement of the Participant, this SAR may be exercised only if the Participant has maintained Continuous Service with the Company or an Affiliate from the date of grant hereof through the date of Death, Disability or Retirement.

Withholding.  The Participant hereby agrees that the exercise of this SAR or any portion thereof will not be effective, and no Common Stock will become transferable to the Participant, until the Participant makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

Non-transferability.  This SAR may not be transferred in any manner otherwise than by will or the laws of descent or distribution, or pursuant to a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).  The terms of this SAR shall be binding upon the executors, administrators, heirs, successors, and assigns of the Participant.

No Employment Right. Nothing in this Agreement or the Plan shall be construed as creating any contract of employment or as conferring on Participant any legal or equitable right to continue employment or other service with the Company or any Affiliate, or any level of compensation.

No Shareholder Rights. Nothing in this Agreement or in the Plan shall be construed as conferring on Participant any rights as a shareholder of the Company (including but not limited the right to vote any shares or receive any cash dividends) with respect to any Award Shares unless and until there shall have been issued shares of Common Stock in payment of the SAR Amount.

Date of grant:                               , 20

EAGLE BANCORP, INC.
BY: THE 2006 STOCK PLAN COMMITTEE

By:
Name:
Title:

Accepted and Agreed:

Participant

STOCK APPRECIATION RIGHT

EXERCISE FORM

PURSUANT TO THE

EAGLE BANCORP, INC.

2006 STOCK PLAN

Date

Treasurer

Eagle Bancorp, Inc.

Re:          2006 Stock Plan

Dear Sir:

The undersigned hereby gives notice of exercise of the Stock Appreciation Right granted to the undersigned on                     , 20     with respect to                   Award Shares,

The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name
Address

Social Security No.

The undersigned hereby submits a check in the amount of $               in payment of the withholding taxes payable as a result of such exercise.

Very truly yours,